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John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Chief Executive Officer

[LOGO OF JOHN HANCOCK FINANCIAL SERVICES, INC.]                    April 6, 2001


                  IMPORTANT --  YOUR VOTE IS URGENTLY NEEDED
                      Active Bond II Shareholder Meeting
                          Adjourned to April 20, 2001


Dear Shareholder:

     We recently sent you proxy materials for your investments in the John Hancock Variable Series Trust I and have not yet received your vote with respect to the Active Bond II Fund (formerly the "Core Bond" Fund). The Special Meeting of the Shareholders for this Fund, initially scheduled for April 6, has been adjourned until 11:00 A.M. on Friday April 20, 2001, in order to provide sufficient time to obtain a true reflection of the contractowners' wishes. The Special Meeting will be held at the offices of John Hancock Life Insurance Company, 197 Clarendon Street, Boston, Massachusetts.

     Your vote is important! Please take a moment now to review the proxy statement, sign the proxy card and return the card immediately if you have not done so already. To facilitate receiving your voted proxy as quickly as possible, we have instructed our independent proxy tabulator to forward the enclosed proxy material to you by either priority mail or overnight delivery.

     The enclosed Federal Express envelope has been provided to speed the return of your signed proxy. To use this return envelope, simply call Federal Express at 1-800-238-5355. Federal Express will pick up the envelope at your location. There is no charge for either the phone call or the pick-up.

     If you prefer, you can also vote by fax.

     VOTE VIA FAX: Sign and date your proxy card and fax BOTH THE FRONT AND THE
     ------------                                        ----------------------
BACK to 1-888-451-8683. Faxes will only be accepted Monday through Friday
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between the hours of 8:30 am and 5:00 pm EST. Faxes will not be accepted on holidays.

     Thank you for your cooperation. If you have already voted, please disregard this notice and accept our thanks.

                                       Sincerely,
                                       /S/ MICHELE G. VAN LEER
                                       -----------------------------
                                       Michele G. Van Leer
                                       Chairman and CEO